UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — September 29, 2016
ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-5700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 29, 2016, Assured Guaranty Corp. (“AGC”), an indirect wholly owned subsidiary of Assured Guaranty Ltd. (“Assured Guaranty”) entered into a share purchase agreement (the “Share Purchase Agreement”) with MBIA UK (Holdings) Limited, a wholly owned subsidiary of MBIA Insurance Corporation (“MBIA Insurance”) and an indirect wholly owned subsidiary of MBIA Inc. pursuant to which AGC will purchase (the “Acquisition”) all of the outstanding shares of MBIA UK Limited (“MBIA UK”), a private limited liability company incorporated under the laws of England and Wales and the European operating subsidiary of MBIA Insurance.

Under the Share Purchase Agreement, AGC will deliver to MBIA Insurance all of the notes issued in the Zohar II 2005-1 transaction that AGC holds, and the seller will transfer to AGC all of the outstanding shares of MBIA UK plus $23 million in cash. The Zohar notes to be transferred had, as of June 30, 2016, a total outstanding principal of $347 million. MBIA Insurance insures all of the notes issued in the Zohar II 2005-1 transaction.

The transaction is subject to customary closing conditions, including receipt of regulatory approvals. There can be no assurance that regulatory approvals will be obtained.

The Share Purchase Agreement contains customary warranties, covenants and indemnities, including, among others, covenants providing for both parties to use their respective reasonable endeavors to obtain required regulatory approvals and for MBIA UK to conduct its business in the ordinary course during the period between the execution of the Share Purchase Agreement and the closing of the Acquisition.

The Share Purchase Agreement contains certain termination rights, including, among others, the right of either party to terminate the Share Purchase Agreement if the Acquisition does not occur by January 10, 2017, subject to extension upon agreement of the parties.

The foregoing summary of the Share Purchase Agreement and the Acquisition does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the Share Purchase Agreement, a copy of which will be filed as an exhibit to Assured Guaranty’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

Item 7.01.    Regulation FD Disclosure.

On September 29, 2016, Assured Guaranty issued a press release announcing the execution of the Share Purchase Agreement referred to in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

99.1    Press release dated September 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURED GUARANTY LTD.

By: /s/ James M. Michener __________
Name: James M. Michener
Title: General Counsel

Date: September 29, 2016

EXHIBIT INDEX

Exhibit No.        Description

99.1            Press release dated September 29, 2016